================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                October 25, 2004
                Date of Report (Date of earliest event reported)


                                Pitney Bowes Inc.
             (Exact name of registrant as specified in its charter)

        Delaware                         1-3579                       06-0495050
(State or other jurisdiction of     (Commission file number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               World Headquarters
                1 Elmcroft Road, Stamford, Connecticut 06926-0700
                    (Address of principal executive offices)

                                 (203) 356-5000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



================================================================================

ITEM 2.02.        RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The following information is furnished pursuant to Item 2.02 "Disclosure of Results of Operations and Financial Condition."

On October 25, 2004, the registrant issued a press release setting forth its financial results, including consolidated statements of income, selected segment data, and a reconciliation of GAAP results to adjusted results for the three and nine months ended September 30, 2004 and 2003, and consolidated balance sheets at September 30, 2004, June 30, 2004 and September 30, 2003. A copy of its press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.


ITEM 9.01.        Financial statements and exhibits

(c)      Exhibits

         99.1     Press release of Pitney Bowes Inc. dated October 25, 2004

                                SIGNATURES
                                ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                Pitney Bowes Inc.

October 25, 2004




                                /s/ B.P. Nolop
                                ------------------------------------------------
                                B. P. Nolop
                                Executive Vice President and
                                Chief Financial Officer
                                (Principal Financial Officer)








                                /s/ J.R. Catapano
                                ------------------------------------------------
                                J. R. Catapano
                                Controller
                                (Principal Accounting Officer)

                                                                    Exhibit 99.1
                                                                    ------------

PITNEY BOWES RESULTS IN LINE WITH GUIDANCE FOR THIRD QUARTER 2004
-----------------------------------------------------------------
    o Revenue Growth of 7%
    o GAAP Earnings Per Share Growth of 16%
    o Cash from Operations of $214 Million
    o Acquisition of Ancora Capital Announced in October

STAMFORD, Conn., October 25, 2004 - Pitney Bowes Inc. (NYSE: PBI) today announced third quarter 2004 revenue and earnings performance in line with previous guidance.
         Commenting on the company's performance, Chairman and CEO Michael J. Critelli said, "During the quarter we continued to leverage near-term opportunities, while executing our longer-term strategies for sustained growth. We also continued our evolution toward a one-company approach to our customers by appointing a president and chief operating officer.
         "We lead the industry in providing advanced technologies for mailers of all sizes, having rebuilt virtually all of our product lines in the last five years in mail finishing, mail creation, production mail, and distribution solutions. As our new products sustained positive market acceptance worldwide, we continued to see good results in mail services, small business solutions, supplies, payment solutions, software, and international operations. At the same time, we laid the foundation for future growth with the ongoing integration of Group1's customer communication and address management software suite with our existing software and service capabilities, and the continued expansion of our national presort network with the announced acquisition of Ancora. By enhancing our core businesses and adding strategic acquisitions, we are on track to deliver greater shareholder and customer value now and in the future."

         Revenue for the quarter grew seven percent to $1.22 billion and net income was $136.5 million or $.58 per diluted share, representing a 16 percent increase compared to the previous year. During the quarter, the company recorded an after-tax charge of $10 million as part of its previously announced restructuring program. Excluding this restructuring charge, net income was $146.5 million and diluted earnings per share were $.63. Non-core Capital Services financing contributed $.02 per diluted share this quarter compared to $.04 per diluted share in the third quarter of 2003.
         The company generated $214 million in cash from operations during the quarter. Subtracting $79 million in capital expenditures and excluding $15 million in payments associated with restructuring initiatives, free cash flow was $149 million. During the quarter the company repurchased approximately 936,000 of its shares for $40 million, leaving $225 million of authorization for future share repurchases.
         In the Global Mailstream Solutions Segment revenue and earnings before interest and taxes (EBIT) increased five percent during the quarter. Similar to previous quarters, revenue trends also reflect the ongoing changing mix of the product line, where a greater percentage of the revenue is coming from more fully featured smaller systems, supplies, payment solutions, software and services and less from larger systems sales.
         Non-U.S. revenue again grew at a double-digit rate as a result of both organic growth throughout most of Europe and favorable foreign currency exchange rates. In particular, revenue in the UK increased at a double-digit rate on a local currency basis because of the positive customer reception to new digital mailing systems and strong placements of the company's industry leading Advanced Productivity System TM (APS) production mail equipment.
         In the Global Enterprise Solutions Segment revenue grew 16 percent and EBIT increased one percent.
         Pitney Bowes Management Services (PBMS)reported revenue of $264 million For the quarter, an increase of six percent compared with the prior year. Organic revenue was flat compared with the prior year as we continued to position the business to provide higher value services. EBIT and operating margin were comparable with the prior quarter and last year.

         Document Messaging Technologies (DMT) reported revenue growth of 54 percent to $96 million for the quarter and EBIT grew two percent. Excluding the impact of the recently acquired Group1 Software, DMT revenue increased 11 percent, driven by continued solid placements and orders for its inserting equipment. As expected, the integration costs of the Group1 acquisition had a negative impact on reported margins during the quarter. The integration of Group1 has gone exceptionally well and customers are very receptive to Group1's document composition and mail management software, which can help them to target, communicate with and respond to their customers on a more meaningful and cost effective basis.
         In the Capital Services Segment, revenue declined 29 percent and EBIT declined 21 percent, consistent with our cessation of long-term lease origination in this business. During the quarter, we generated $16 million in asset sales, including the sale of two leased commercial aircraft for approximately $8 million. These sales had no material effect on the company's revenue or earnings during the quarter.
         The company expects year-over-year revenue growth for the fourth quarter to be in the range of five to seven percent. The company is still finalizing future plans related to previously announced restructuring initiatives, a portion of which will be recorded in the fourth quarter of 2004. Therefore, earnings guidance is provided excluding the impact of these charges. Diluted earnings per share are expected to be in the range of $.66 to $.68 for the fourth quarter 2004.
           In year-over-year comparisons, third quarter 2004 revenue included $346.4 million from sales of equipment and supplies, up eight percent from the prior year; $199.8 million from rentals, up two percent; $158.2 million from core financing, up four percent; $19.2 million from non-core financing down 39 percent; $316.5 million from business services, up 15 percent; and $177.5 million from support services, up 11 percent. Net income for the quarter was $136.5 million, or $.58 per diluted share, up 16 percent compared to the third quarter of 2003. Included in net income for the period was a $16 million pre-tax restructuring charge. Excluding the after-tax impact of this charge, net income was $146.5 million and diluted earnings per share were $.63 in the third quarter of 2004, an increase of one percent compared to the prior year.

         For the nine-month period ended September 30, 2004, total revenue was $3.60 billion, up seven percent compared to the same period in 2003. Included in total revenue was $1,016.2 million from sales of equipment and supplies, up eight percent; $601.8 million from rentals, up three percent; $475.2 million from core financing, up four percent; $79.4 million from non-core financing down 11 percent; $924.7 million from business services, up 12 percent; and $497.9 million from support services, up eight percent. Net income for the period was $397.8 million or $1.70 per diluted share up 14 percent compared to 2003. Included in net income for the period was $47 million in pre-tax restructuring charges. Excluding the after-tax impact of these charges, net income was $427.8 million and diluted earnings per share were $1.83, an increase of four percent versus the prior year.
         Management of Pitney Bowes will discuss the company's financial results in a conference call today scheduled for 5:00 p.m. EDT. Instructions for listening to the conference call over the WEB are available on the Investor Relations page of the company's web site at http://www.pb.com/investorrelations.
                                            -----------------------------------
         Pitney Bowes engineers the flow of communication. The company is a $4.6 billion global leader of integrated mail and document management solutions headquartered in Stamford, Connecticut. For more information about the company, its products, services and solutions, visit www.pitneybowes.com.
                                            -------------------


         Pitney Bowes has presented in this earnings release net income and diluted earnings per share on an adjusted basis. Also, management has included a presentation of free cash flow on an adjusted basis and earnings before interest and taxes (EBIT).
         Management believes this presentation provides a reasonable basis on which to present the adjusted financial information, and is provided to assist in investors' understanding of the Company's results of operations. The Company's financial results are reported in accordance with generally accepted accounting principles (GAAP). However, the earnings per share and free cash flow results are adjusted to exclude the impact of special items such as restructuring charges and write downs of assets, which materially impact the comparability of the Company's results of operations. The adjusted financial information and certain financial measures such as EBIT are intended to be more indicative of the ongoing operations and economic results of the Company.
         This adjusted financial information should not be construed as an alternative to our reported results determined in accordance with GAAP. Further, our definition of this adjusted financial information may differ from similarly titled measures used by other companies.

         Pitney Bowes has provided in supplemental schedules attached for reference adjusted financial information and a quantitative reconciliation of the differences between the adjusted financial measures with the financial measures calculated and presented in accordance with GAAP, except with respect to our guidance because it would not be meaningful. Additional reconciliations of adjusted financial measures to financial measures calculated and presented in accordance with GAAP may be found at the Company's web site in the Investor Relations section at http://www.pb.com/investorrelations.
                     -----------------------------------

         The statements contained in this news release that are not purely historical are forward-looking statements with the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of forward-looking terminology such as the words "expects," "anticipates," "intends" and other similar words. Such forward-looking statements include, but are not limited to, statements about possible restructuring charges and our future guidance, including our expected revenue in the fourth quarter and full year 2004, and our expected diluted earnings per share for the fourth quarter and for the full year 2004. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: severe adverse changes in the economic environment, timely development and acceptance of new products or gaining product approval; successful entry into new markets; changes in interest rates; and changes in postal regulations, as more fully outlined in the Company's 2003 Form 10-K Annual Report filed with the Securities and Exchange Commission. In addition, the forward-looking statements are subject to change based on the timing and specific terms of any announced acquisitions. The forward-looking statements contained in this news release are made as of the date hereof and we do not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

================================================================================
Note: Consolidated statements of income for the three and nine months ended September 30, 2004 and 2003, and consolidated balance sheets at September 30, 2004, June 30, 2004, and September 30, 2003, are attached.

                                                 Pitney Bowes Inc.
                                      Consolidated Statements of Income
                                                   (Unaudited)
                                                   -----------

(Dollars in thousands, except per share data)

                                            Three Months Ended               Nine Months Ended
                                               September 30,                   September 30,
                                        ---------------------------     ---------------------------
                                                2004        2003(1)             2004        2003(1)
                                        ------------   ------------     ------------   ------------
Revenue from:
  Sales                                 $    346,397   $    322,123     $  1,016,199   $    940,777
  Rentals                                    199,768        196,442          601,841        586,423
  Business services                          316,462        275,809          924,743        827,729
  Support services                           177,480        159,329          497,925        461,041
  Core financing                             158,181        152,134          475,197        456,691
  Non-core financing                          19,234         31,312           79,440         89,175
                                        ------------   ------------     ------------   ------------
         Total revenue                     1,217,522      1,137,149        3,595,345      3,361,836
                                        ------------   ------------     ------------   ------------
Costs and expenses:
  Cost of sales                              152,255        143,792          463,548        431,268
  Cost of rentals                             39,193         42,459          123,970        127,567
  Cost of business services                  262,843        227,821          761,425        680,143
  Cost of support services                    89,923         82,701          260,660        241,863
  Cost of non-core financing                       -              -           13,017              -
  Selling, general and administrative        372,424        349,368        1,099,474      1,039,170
  Research and development                    42,629         35,004          117,563        109,763
  Restructuring charge                        15,582         43,109           46,854         96,465
  Interest, net                               42,035         41,101          124,227        124,560
                                        ------------   ------------     ------------   ------------
         Total costs and expenses          1,016,884        965,355        3,010,738      2,850,799
                                        ------------   ------------     ------------   ------------
Income before income taxes                   200,638        171,794          584,607        511,037
Provision for income taxes                    64,122         53,340          186,779        159,784
                                        ------------   ------------     ------------   ------------
Net income                              $    136,516   $    118,454     $    397,828   $    351,253
                                        ============   ============     ============   ============
Basic earnings per share                $       0.59   $       0.51     $       1.72   $       1.50
                                        ============   ============     ============   ============
Diluted earnings per share              $       0.58   $       0.50     $       1.70   $       1.49
                                        ============   ============     ============   ============
Average common and potential common
  shares outstanding                     233,796,993    236,084,234      234,289,313    236,312,471
                                        ============   ============     ============   ============

(1) Prior year amounts have been reclassified to conform with the current year presentation.

                                Pitney Bowes Inc.
                          Consolidated Balance Sheets
                                  (Unaudited)
                                  -----------

(Dollars in thousands, except per share data)

Assets                                                                   9/30/04           6/30/04           9/30/03
------                                                             -------------     -------------     -------------
Current assets:
  Cash and cash equivalents                                        $     346,522     $     328,282     $     285,254
  Short-term investments, at cost which
    approximates market                                                    3,758             1,951             5,677
  Accounts receivable, less allowances:
    9/04, $37,632; 6/04, $38,096; 9/03, $36,791                          495,414           480,314           420,100
  Finance receivables, less allowances:
    9/04, $69,382; 6/04, $69,449; 9/03, $60,897                        1,355,727         1,339,262         1,357,041
  Inventories                                                            214,396           207,950           228,513
  Other current assets and prepayments                                   199,912           198,011           194,043
                                                                   -------------     -------------     -------------
        Total current assets                                           2,615,729         2,555,770         2,490,628
                                                                   -------------     -------------     -------------

Property, plant and equipment, net                                       680,048           662,011           631,320
Rental equipment and related inventories, net                            458,604           453,855           419,008
Property leased under capital leases, net                                  2,243             2,176             2,191
Long-term finance receivables, less allowances:
  9/04, $105,089; 6/04, $111,111; 9/03, $80,202                        1,794,556         1,799,073         1,608,752
Investment in leveraged leases                                         1,554,844         1,541,186         1,499,123
Goodwill                                                               1,298,944         1,003,002           899,023
Intangible assets, net                                                   289,776           208,611           184,919
Other assets                                                             850,267           856,682           916,745
                                                                   -------------     -------------     -------------
Total assets                                                       $   9,545,011     $   9,082,366     $   8,651,709
                                                                   =============     =============     =============

Liabilities and stockholders' equity:
------------------------------------
Current liabilities:
  Accounts payable and accrued liabilities                         $   1,320,799     $   1,312,469     $   1,338,237
  Income taxes payable                                                   205,363           187,838           195,428
  Notes payable and current portion of
    long-term obligations                                              1,097,551         1,151,359           565,124
  Advance billings                                                       404,012           383,856           369,504
                                                                   -------------     -------------     -------------
        Total current liabilities                                      3,027,725         3,035,522         2,468,293
                                                                   -------------     -------------     -------------

  Deferred taxes on income                                             1,760,054         1,715,412         1,569,744
  Long-term debt                                                       2,823,286         2,463,928         3,004,287
  Other noncurrent liabilities                                           405,784           421,769           342,081
                                                                   -------------     -------------     -------------
        Total liabilities                                              8,016,849         7,636,631         7,384,405
                                                                   -------------     -------------     -------------

Preferred stockholders' equity in a
  subsidiary company                                                     310,000           310,000           310,000

Stockholders' equity:
  Cumulative preferred stock, $50 par value,
    4% convertible                                                            19                19                19
  Cumulative preference stock, no par value,
    $2.12 convertible                                                      1,255             1,268             1,344
  Common stock, $1 par value                                             323,338           323,338           323,338
  Retained earnings                                                    4,223,052         4,161,616         3,977,074
  Accumulated other comprehensive income                                  72,674            38,588           (57,737)
  Treasury stock, at cost                                             (3,402,176)       (3,389,094)       (3,286,734)
                                                                   -------------     -------------     -------------
        Total stockholders' equity                                     1,218,162         1,135,735           957,304
                                                                   -------------     -------------     -------------
Total liabilities and stockholders' equity                         $   9,545,011      $  9,082,366     $   8,651,709
                                                                   =============     =============     =============

                                Pitney Bowes Inc.
                                Revenue and EBIT
                               By Business Segment
                               September 30, 2004
                                   (Unaudited)
                                   -----------
(Dollars in thousands)

                                             2004        2003(2)      % Change
                                      -----------   ------------   -----------
Third Quarter
-------------

      Revenue
      -------
      Global Mailstream Solutions     $   827,708   $    784,888            5%
      Global Enterprise Solutions         359,998        310,295           16%
      Capital Services                     29,816         41,966          (29%)
                                      -----------   ------------   -----------

      Total Revenue                   $ 1,217,522   $  1,137,149            7%
                                      ===========   ============   ===========

      EBIT (1)
      --------
      Global Mailstream Solutions     $   259,396   $    247,218            5%
      Global Enterprise Solutions          20,084         19,903            1%
      Capital Services                     20,457         25,864          (21%)
                                      -----------   ------------   -----------

      Total EBIT                          299,937        292,985            2%

      Unallocated amounts:
         Interest, net                    (42,035)       (41,101)
         Corporate expense                (41,682)       (36,981)
         Restructuring charge             (15,582)       (43,109)
                                      -----------   ------------
      Income before income taxes      $   200,638   $    171,794
                                      ===========   ============

(1) Earnings before interest and taxes (EBIT) excludes general corporate expenses.

(2) Prior year amounts have been reclassified to conform with the current year presentation.

                                Pitney Bowes Inc.
                                Revenue and EBIT
                               By Business Segment
                               September 30, 2004
                                   (Unaudited)
                                   -----------
(Dollars in thousands)

                                             2004        2003(2)      % Change
                                      -----------   ------------   -----------
Year to Date
------------

      Revenue
      -------
      Global Mailstream Solutions     $ 2,461,730   $  2,312,431            6%
      Global Enterprise Solutions       1,022,799        928,970           10%
      Capital Services                    110,816        120,435           (8%)
                                      -----------   ------------   -----------

      Total Revenue                   $ 3,595,345   $  3,361,836            7%
                                      ===========   ============   ===========

      EBIT (1)
      --------
      Global Mailstream Solutions     $   765,631   $    726,871            5%
      Global Enterprise Solutions          56,306         53,132            6%
      Capital Services                     64,899         76,271          (15%)
                                      -----------   ------------   -----------

      Total EBIT                          886,836        856,274            4%

      Unallocated amounts:
         Interest, net                   (124,227)      (124,560)
         Corporate expense               (131,148)      (124,212)
         Restructuring charge             (46,854)       (96,465)
                                      -----------   ------------
      Income before income taxes      $   584,607   $    511,037
                                      ===========   ============

(1) Earnings before interest and taxes (EBIT) excludes general corporate expenses.

(2) Prior year amounts have been reclassified to conform with the current year presentation.

                                       Pitney Bowes Inc.
             Reconciliation of Reported Consolidated Results to Adjusted Results
                                          (Unaudited)
                                          -----------

(Dollars in thousands, except per share amounts)

                                                   Three months ended September 30,     Nine months ended September 30,
                                                   --------------------------------    --------------------------------
                                                             2004              2003              2004              2003
                                                   --------------    --------------    --------------    --------------

GAAP income before income taxes, as reported       $      200,638    $      171,794    $      584,607    $      511,037
    Restructuring charge                                   15,582            43,109            46,854            96,465
                                                   --------------    --------------    --------------    --------------
Income before income taxes, as adjusted                   216,220           214,903           631,461           607,502
Provision for income taxes, as adjusted                    69,728            68,859           203,642           194,511
                                                   --------------    --------------    --------------    --------------
Income, as adjusted                                $      146,492    $      146,044    $      427,819    $      412,991
                                                   ==============    ==============    ==============    ==============


GAAP diluted earnings per share, as reported       $         0.58    $         0.50    $         1.70    $         1.49
    Restructuring charge                                     0.04              0.12              0.13              0.26
                                                   --------------    --------------    --------------    --------------
Diluted earnings per share, as adjusted            $         0.63    $         0.62    $         1.83    $         1.75
                                                   ==============    ==============    ==============    ==============


GAAP net cash provided by operating activities,
  as reported                                      $      213,856    $      250,007    $      727,818    $      675,843
     Capital expenditures                                 (79,378)          (75,783)         (226,225)         (214,138)
                                                   --------------    --------------    --------------    --------------
Free cash flow                                            134,478           174,224           501,593           461,705
     Payments related to restructuring charge              14,684            18,032            44,848            41,754
                                                   --------------    --------------    --------------    --------------
Free cash flow, as adjusted                        $      149,162    $      192,256    $      546,441    $      503,459
                                                   ==============    ==============    ==============    ==============

Note: The sum of the earnings per share amounts may not equal the totals above due to rounding.